Exhibit 99.14.b

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

abrdn Asia-Pacific Income Fund, Inc.:

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the PCAOB), the statement of assets and liabilities of abrdn Asia-Pacific Income Fund, Inc. (the Fund), including the portfolio of investments, as of October 31, 2024, the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the related notes (collectively, the financial statements) and the financial highlights for each of the years in the five-year period then ended, and our report dated December 27, 2024 expressed an unqualified opinion on those financial statements and financial highlights. We have not performed any procedures with respect to the audited financial statements subsequent to December 27, 2024.

We have also previously audited, in accordance with the standards of the PCAOB, the statements of assets and liabilities of the Fund, including the portfolios of investments, as of October 31, 2023, 2022, 2021, and 2020, the related statements of operations and cash flows for each of the years then ended, and the statements of changes in net assets for the years ended October 31, 2022, 2021, and 2020 (none of which is presented herein), and we expressed unqualified opinions on those financial statements. The senior securities information included in the Form N-2 of the Fund as of October 31, 2024 and for each of the years in the five-year period then ended, under the caption “Senior Securities” (the Senior Securities Table), has been subjected to audit procedures performed in conjunction with the audit of the Fund’s respective financial statements. The Senior Securities Table is the responsibility of the Fund’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the respective financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, the Senior Securities Table is fairly stated, in all material respects, in relation to the respective financial statements as a whole.

/s/ KPMG LLP

Columbus, Ohio

December 29, 2025